UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2006 (January 11, 2006)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The Wellington Group

On January 11, 2006, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that a wholly-owned subsidiary of the Company, BLC Acquisitions, Inc. ("BLC"), entered into a material definitive agreement to purchase 18 facilities from The Wellington Group LLC for $95 million. The parties to the agreement are BLC, as buyer, and Health Care Properties I, LLC; Health Care Properties IV, LLC; Health Care Properties VI, LLC; Health Care Properties VII, LLC; Health Care Properties VIII, LLC; Health Care Properties IX, LLC; Health Care Properties X, LLC; Health Care Properties XI, LLC; Health Care Properties XII, LLC; Health Care Properties XIII, LLC; Health Care Properties XV, Ltd.; Health Care Properties XVI, LLC; Health Care Properties XVII, Ltd.; Health Care Properties XVIII, LLC; Health Care Properties XX, LLC; Health Care Properties XXIII, LLC; Health Care Properties XXIV, LLC; Health Care Properties XXV, LLC; Health Care Properties XXVII, LLC; Cleveland Health Care Investors, LLC; and Wellington SPE, LLC, as sellers. The Company intends to fund the acquisition with approximately $62 million of senior mortgage debt against the owned assets, and the balance of the purchase price, $33 million, will be funded with equity.

The portfolio is comprised of 18 assisted living facilities, containing a total of 944 beds and is located in Alabama, California, Florida, Georgia, Mississippi and Tennessee. The portfolio is divided into 14 owned and 4 leased properties. Healthcare Realty Trust Inc. will continue to own the 4 leased facilities. The transaction is expected to close in the first quarter of 2006 and is subject to customary closing conditions and possible multiple closings.

American Senior Living

On January 12, 2006, Brookdale Senior Living Inc. (the "Company") issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.2, announcing that a wholly-owned subsidiary of the Company, AHC Acquisitions, Inc. ("AHC"), entered into a material definitive agreement to purchase 18 owned and leased facilities from American Senior Living L.P. for $124 million. The parties to the agreement are AHC, as buyer, and American Senior Living Limited Partnership; American Senior Living of Fort Walton Beach, FL, LLC; American Senior Living of Jacksonville, LLC; American Senior Living of Jacksonville-SNF, LLC; American Senior Living of Titusville, FL, LLC; ASL Senior Housing, LLC; American Senior Living of Destin, FL, LLC; and American Senior Living of New Port Richey, FL, LLC, as sellers. The Company intends to fund the acquisition with approximately $68 million of senior mortgage debt against the owned assets, and the balance of the purchase price, $56 million, will be funded with equity.

The portfolio is comprised of 18 independent living, assisted living and CCRC facilities, containing a total of 2,239 units/beds and is located in Alabama, California, Delaware, Florida, Georgia, Louisiana, Ohio, Tennessee, Virginia and Washington. The portfolio is divided into 7 owned and 11 leased properties. Of the leased facilities, Nationwide Health Properties Inc. owns 10, and Newport Richey Capital, LLC owns the remaining facility. The transaction is expected to close in March of 2006 and is subject to customary closing conditions and possible multiple closings.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 11, 2006

99.2	Press Release dated January 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

(Registrant)

/s/ Deborah C. Paskin

Deborah C. Paskin

Executive Vice President, General Counsel and

Secretary

Date: January 12, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated January 11, 2006

99.2	Press Release dated January 12, 2006